UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

bBooth, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55314	90-1118043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Hancock Avenue, Suite 308 West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)

(855) 250-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

To the extent required by Item 1.01 of Form 8-K, the information contained or incorporated in Item 3.02 of this Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

To the extent required by Item 2.03 of Form 8-K, the information contained or incorporated in Item 3.02 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

As we reported on Form 8-K, filed February 16, 2016, we entered into stock repurchase agreements with three former employees/consultants to acquire a total of 9,011,324 shares of the Company’s common stock (the “Repurchase Transaction”). Effective May 5, 2016, we closed the Repurchase Transaction by payment of the stated consideration and returned 8,311,324 shares to treasury.

On May 16, 2016, we sold pursuant to private placement subscription agreements, an aggregate of 12,375,555 shares of our company’s common stock, at a price of $0.045 per share, for aggregate gross proceeds of $556,900 to nine purchasers. Six of the purchasers were U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)) and accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. The Company did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public. Three of the purchasers were non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the securities were offered in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

A copy of the form of the private placement subscription agreement is attached to this Form 8-K as Exhibit 10.1, and is incorporated by reference herein. The foregoing description of the private placement subscription agreement does not purport to be complete and is qualified in its entirety by reference to the securities purchase agreement.

Effective May 12, 2016, we issued 750,000 options to purchase shares of our company’s common stock at an exercise price equal to $0.095, representing the then current closing price of the stock on the date of issuance, to James P. Geiskopf, a director of our company, as compensation for services to be provided to our company through 2017. The options are subject to a vesting schedule, vesting on December 31, 2017. Mr. Geiskopf is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the options to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

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Effective May 12, 2016, we issued 1,250,000 options to purchase shares of our company’s common stock at an exercise price equal to $0.095, representing the then current closing price of the stock on the date of issuance, to Rory J. Cutaia, Chief Executive Officer and a director of our company, as additional compensation for services to be provided to our company through 2017 and in consideration for the deferment of agreed-to cash compensation. The options are subject to a vesting schedule, vesting on December 31, 2017. Mr. Cutaia is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the options to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

A copy of the form of the option agreement for Messrs. Geiskopf and Cutaia is attached to this Form 8-K as Exhibit 10.2 and is incorporated by reference herein. The foregoing description of the option agreement does not purport to be complete and is qualified in its entirety by reference to the option agreement.

Item 8.01	OTHER EVENTS.

Effective May 13, 2016, we appointed noted Major League Baseball Hall of Fame player Frank “Big Hurt” Thomas to our company’s Board of Advisors. Mr. Thomas is the only player in major league history to have seven consecutive seasons of a .300 average and at least 100 walks, 100 runs, 100 runs batted in, and 20 home runs (from 1991 to 1997). The only other player to have more than five consecutive seasons accomplishing this feat was Ted Williams, with six. This accomplishment is even more remarkable considering that Mr. Thomas played only 113 games in 1994 due to the strike. There are only five other players in history who have both hit more home runs and have a higher career batting average than Mr. Thomas: Hank Aaron, Jimmie Foxx, Babe Ruth, Manny Ramirez, and Willie Mays. Mr. Thomas will utilize his extensive resources and relationships among sports organizations and players to generate business opportunities for our iNotifi technology products and services.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

10.1	Private Placement Subscription Agreement

10.2	Form of Option Agreement for Messrs. Geiskopf and Cutaia

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

bBOOTH, INC.

Date: May 19, 2016	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	Chairman and Chief Executive Officer

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